LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY

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OBLIGOR #               NOTE #                           AGREEMENT DATE

                                                         June 12, 2003
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CREDIT LIMIT            INTEREST RATE                    OFFICER NO./INITIALS

 $7,000,000             Base Rate + 0%/ LIBOR + 2.25          49571 / MN
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THIS AGREEMENT is entered into as of June 12, 2003, between COMERICA
BANK-CALIFORNIA ("Bank") as secured party, whose Western Division headquarters office is 333 West Santa Clara Street, San Jose, California and SPECTRUM ORGANIC PRODUCTS, INC., a California corporation ("Borrower"), whose sole place of business (if it has only one), chief executive office (if it has more than one place of business) or residence (if an individual) is located at the address set forth below its name on the signature page to this Agreement. The parties agree as follows:

1.   DEFINITIONS.
     ------------

     1.1 "Accounts" shall mean and includes all presently existing and hereafter arising accounts, including without limitation all accounts receivable, contract rights and other forms of right to payment for monetary obligations or receivables for property sold or to be sold, leased, licensed, assigned or otherwise disposed of, or for services rendered or to be rendered (including without limitation all health-care-insurance receivables) owing to Borrower, and any supporting obligations, credit insurance, guaranties or security therefor, irrespective of whether earned by performance.

     1.2 "Affiliate" shall mean, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

     1.3 "Agreement" shall mean and includes this Loan and Security Agreement (Accounts and Inventory), any concurrent or subsequent rider to this Loan and Security Agreement (Accounts and Inventory) and any extensions, supplements, amendments or modifications to this Loan and Security Agreement (Accounts and Inventory) and/or to any such rider.

     1.4 "Bank Expenses" shall mean and includes: all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of Borrower paid by Bank; filing, recording, publication and search fees, appraiser fees, auditor fees and costs, and title insurance premiums paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses incurred by Bank in collecting the Accounts (with or without suit) to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; and reasonable attorneys' fees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought. Bank Expenses shall include Bank's in-house legal charges at reasonable rates.

     1.5 "Base Rate" shall mean that variable rate of interest so announced by Bank at its headquarters office in Detroit, Michigan as its "Base Rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

     1.6 "Borrower's Books" shall mean and includes all of Borrower's books and records including but not limited to minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets (including, without limitation, the Accounts), liabilities, business operations or financial condition, and all information relating thereto, computer programs; computer disk or tape files; computer printouts; computer runs; and other computer prepared information and equipment of any kind.

     1.7 "Borrowing Base" shall mean the sum of: (1) eighty percent (80%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto; and (2) the lesser of (i) sixty percent (60%) of the net amount of Eligible Inventory after deducting therefrom all applicable Growers' Payables incurred in connection with the acquisition of such Eligible Inventory and after all adjustments for age and seasonality or other factors affecting the value of such Inventory, or (ii) One Million Five Hundred Thousand Dollars ($1,500,000) in excess of the aggregate amount of all outstanding Indebtedness consisting of that portion of the Credit advanced to Borrower on the basis of Eligible Accounts. Anything contained in the foregoing

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                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


to the contrary notwithstanding, that at all times that the aggregate amount of all Dilution (as calculated by Bank on the basis of Bank's most recent audit of Borrower's Books conducted under Section 6.25 hereof), as a percentage of all Accounts, is five percent (5%) or less, then the percentage of Eligible Accounts that shall be included in the Borrowing Base shall be increased to eighty five percent (85%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto.

     1.8 "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

     1.9 "Cash Flow" shall mean, for any applicable period of determination, the Net Income (after deduction for income taxes and other taxes of such Person, or its subsidiaries, determined by reference to income or profits of such Person, or its subsidiaries) for such period, plus, to the extent deducted in computation of such Net Income, the amount of depreciation and amortization expense and the amount of deferred tax liability during such period, together with such other non-cash expenses as are determined appropriate for inclusion in the "Cash Flow" of such Person by Bank from time to time, in its sole discretion, all as determined in accordance with GAAP.

     1.10 "Cash Flow Coverage Ratio" shall mean the ratio, as of any applicable period of determination, the ratio of Cash Flow to Current Maturities of Long Term Indebtedness determined on the basis of the four fiscal quarters immediately preceding the date of determination.

     1.11 "Collateral" shall mean and includes all personal property of Borrower, including without limitation each and all of the following: the Accounts; the Inventory; the Equipment; the Farm Products, the General Intangibles; the Negotiable Collateral; Borrower's Books; all Borrower's deposit accounts; all Borrower's investment property (including without limitation securities and securities entitlements); all goods, instruments, documents, policies and certificates of insurance, deposits, money or other personal property of Borrower in which Bank receives a security interest and which now or later come into the possession, custody or control of Bank; all Borrower's Equipment and fixtures; all additions, accessions, attachments, parts, replacements, substitutions, renewals, interest, dividends, distributions or rights of any kind for or with respect to any of the foregoing (including without limitation any stock splits, stock rights, voting rights and preferential rights); any supporting obligations for any of the foregoing; and the products and proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Farm Products, money, deposit accounts, investment property, fixtures or other tangible and intangible property of Borrower resulting from the sale or other disposition of the Collateral and the proceeds thereof and any supporting obligations or security therefor and any right to payment thereunder, and including, without limitation, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Borrower. Notwithstanding anything to the contrary contained herein, Collateral shall not include any waste or other materials which have been or may be designated as toxic or hazardous by Bank.

     1.12 "Credit" shall mean all Indebtedness, except that Indebtedness arising pursuant to any other separate contract, instrument, note, or other separate agreement which, by its terms, provides for a specified interest rate and term.

     1.13 "Credit Limit" shall mean Seven Million Dollars ($7,000,000).

     1.14 "Current Assets" shall mean, in respect of a Person and as of any applicable date of determination, all current assets of such Person determined in accordance with GAAP.

     1.15 "Current Liabilities" shall mean, in respect of a Person and as of any applicable date of determination, all liabilities of such Person that should be classified as current in accordance with GAAP.

     1.16 "Current Maturities of Long Term Indebtedness" shall mean, in respect of a Person and as of any applicable date of determination thereof, that portion of Long Term Indebtedness that should be classified as current in accordance with GAAP.

     1.17 "Current Ratio" shall mean, in respect of a Person and as of any applicable date of determination, Current Assets divided by Current Liabilities.

     1.18 "Daily Balance" shall mean the amount determined by taking the amount of the Credit owed at the beginning of a given day, adding any new Credit advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this Agreement.

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                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     1.19 "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP. In the case of Borrower, the term "Debt" shall include, without limitation, the Indebtedness.

     1.20 "Dilution" shall mean, as of any applicable date of determination, all amounts and circumstances which have or may result in a reduction to the amount collected on the Accounts, includes but is not limited to all returns, charge-backs, trade allowances, concentrations, slow pays, bad debts and other similar factors.

     1.21 "Eligible Accounts" shall mean and includes those Accounts of Borrower which are due and payable within thirty (30) days, or less, from the date of invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Accounts shall not include the following: (a) Accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower; (b) Accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) Accounts with respect to which the account debtor is not a resident of the United States; (d) Accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; (e) Accounts with respect to which the account debtor is any State of the United States or any city, county, town, municipality or division thereof; (f) Accounts with respect to which the account debtor is a Subsidiary or an Affiliate of Borrower, provided, however, that with respect to any Accounts due to Borrower from United Natural Food, Inc., the existence of any common shareholders or a common directorship with Borrower shall not exclude any such Accounts from the Eligible Accounts; (g) Accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) Accounts not paid by an account debtor within ninety (90) days from the date of the invoice; (i) Accounts with respect to which account debtors dispute liability or make any claim, or have any defense, crossclaim, counterclaim, or offset (other than Growers' Liens or Production Liens); (j) Accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; and (k) Accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Eligible Accounts, provided, that with respect to Accounts due to Borrower from United Natural Food, Inc., that portion in excess of fifty percent (50%) of all Eligible Accounts shall be ineligible, and provided, further, that with respect to Accounts due to Borrower from Tree of Life, Inc., that portion in excess of thirty percent (30%) of all Eligible Accounts shall be ineligible; and (I) Accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than ninety (90) days from the date of the invoice.

     1.22 "Eligible Inventory" shall mean Borrower's raw materials and Farm Products, packaging materials and all finished goods or processed Inventory, as may be adjusted by Bank, in Bank's discretion, for age and seasonality or other factors affecting the value of such Inventory or Farm Products (including without limitation all private label goods), and that have been validly pledged to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Inventory shall not include the following:
(a) supplies; (b) raw materials or purchased parts not in saleable form; (c) work in process; (d) Inventory or Farm Products consigned to sales representatives or consigned to Borrower by a vendor; (e) obsolete, stale or spoiled Inventory or Farm Products; (f) Inventory reserve amounts; (g) finished goods with no/low liquidation value; (h) Inventory or Farm Products located or stored with a bailee, warehouseman or other third party without Bank's prior written consent and unless a bailment agreement in form and substance satisfactory to Bank and any documents required in accordance with Section 6.5 of this Agreement are in place; (i) defective Inventory or Farm Products or Inventory under repair; (j) Inventory or Farm Products not insured naming Bank as loss payee; (k) Inventory or Farm Products not located at an address set forth in Section 6.5 of this Agreement or any schedule provided in connection therewith; and (l) all other Inventory or Farm Products deemed ineligible by Bank.

     1.23 "Equipment" shall mean and includes all of Borrower's machinery, machine tools, apparatus, motors, equipment, fittings, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (including software imbedded in such goods) and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories, and special tools, and all increases and accessions thereto and substitutions and replacements therefor.

     1.24 "Event of Default" shall mean one or more of those events described in
Section 7 contained herein below.

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                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)

     1.25 "Farm Products" means any and all of any Debtor's farm products, as such term is defined in Section 9-102 of the UCC.

     1.26 "GAAP" shall mean, as of any applicable period, generally accepted accounting principles in effect in the United States during such period.

     1.27 "General Intangibles" shall mean and includes all of Borrower's present and future general intangibles and other personal property (including without limitation all payment intangibles, electronic chattel paper, contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, plans, diagrams, schematics, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment (including without limitation, rights to payment evidenced by chattel paper, documents or instruments) and other rights under any royalty or licensing agreements, infringement claims, software (including without limitation any computer program that is embedded in goods that consist solely of the medium in which the program is embedded), information contained on computer disks or tapes, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Inventory, Equipment, Farm Products, Negotiable Collateral, and Borrowers Books.

     1.28 "Grower Payables" means the aggregate amount due from Borrower to any other Person on account of any crops, produce, or other farm products supplied by such Person to Borrower as to which crops, produce or other farm products such Person has statutory lien rights.

     1.29 "Growers' Liens" means statutory Liens securing the payment of amounts due from Borrower to any other Person on account of any crops, produce or other farm products supplied by such Person to Borrower, including but not limited to, Liens in favor of growers arising pursuant to Article 9 (commencing with Section 55631), Chapter 6, Division 20 of the California Food and Agricultural Code, or under the Perishable Agricultural Commodities Act (7 United States Code, commencing with Section 499a-499t), in each case as now in effect or hereafter amended.

     1.30 "Indebtedness" shall mean and includes any and all loans, advances, Letter of Credit Obligations, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's loan account pursuant to any agreement authorizing Bank to charge Borrower's loan account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Bank of any kind and description whether advanced pursuant to or evidenced by this Agreement; by any note or other Instrument; or by any other agreement between Bank and Borrower and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising, including, without limitation, any interest, fees, expenses, costs and other amounts owed to Bank that but for the provisions of the United States Bankruptcy Code would have accrued after the commencement of any Insolvency Proceeding, and including, without limitation, any debt, liability, or obligations owing from Borrower to others which Bank may have obtained by assignment, participation, purchase or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

     1.31 "Insolvency Proceeding" shall mean and includes any proceeding or case commenced by or against Borrower, or any guarantor of Borrower's Indebtedness, or any of Borrower's account debtors, under any provisions of the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law, including, but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking a reorganization, arrangement or any other relief under the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law.

     1.32 "Inventory" shall mean and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods (including without limitation any computer program embedded in any of the foregoing goods and any supporting information provided in connection therewith that (i) is associated with the goods in such a manner that the program customarily is considered part of the goods or that (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods), together with any advertising materials and packing and shipping materials, wherever located and any documents of title representing any of the above, and any equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

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                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     1.33 "Judicial Officer or Assignee" shall mean and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

     1.34 "Letter of Credit Obligations" shall mean, as of any applicable date of determination, the sum of the undrawn amount of any letter(s) of credit issued by Bank upon the application of and/or for the account of Borrower, plus any unpaid reimbursement obligations owing by Borrower to Bank in respect of any such letter(s) of credit.

     1.35 "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

     1.36 "Long Term Indebtedness" shall mean, in respect of a Person and as of any applicable date of determination thereof, all Debt which should be classified as "funded indebtedness" or "long term indebtedness" on a balance sheet of such Person as of such date in accordance with GAAP.

     1.37 "Material Adverse Change" shall mean a material adverse effect on: (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, or any Subsidiary or Affiliate of Borrower (other than any director or officer of Borrower), or any guarantor of the Indebtedness; (b) the ability of Borrower, or any Subsidiary or Affiliate of Borrower, or any guarantor of the Indebtedness, to perform its obligations under this Agreement or any other document, instrument or agreement entered into in connection herewith to which it is a party or of Bank to enforce the Indebtedness or realize upon the Collateral; (c) the value of the Collateral or the amount that Bank would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (d) the validity or enforceability of this Agreement or any other document, instrument or agreement entered into in connection herewith, or the rights and remedies of Bank hereunder or thereunder; or (e) the priority of Bank's liens with respect to the Collateral.

     1.38 "Maturity Date" shall mean June 30, 2005.

     1.39 "Net Income" shall mean the net income (or loss) of a person for any period of determination, determined in accordance with GAAP but excluding in any event:

     a. any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

     b. in the case of Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

     1.40 "Negotiable Collateral" shall mean and include all of Borrower's present and future letters of credit, advises of credit, letter-of-credit rights, certificates of deposit, notes, drafts, money, documents (including without limitation all negotiable documents), instruments (including without limitation all promissory notes), tangible chattel paper or any other similar property.

     1.41 "Person" or "person" shall mean and includes any individual, corporation, partnership, joint venture, firm, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

     1.42 "Production Liens" means statutory liens securing the right of Persons who have rendered services for the storage, protection, improvement, safekeeping, carriage, alteration, repair, harvest or crushing of any Inventory or Farm Products, including without limitation any grapes, and other related liens including without limitation artisans and service liens under California Civil Code Section 3051, thresher's liens under California Civil Code Section 3061, and harvesters liens under California Civil Code Section 3061.5.

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                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     1.43 "Permitted Indebtedness" means and includes all (a) Debt to trade creditors incurred in the ordinary course of Borrower's business; (b) Indebtedness of Borrower in favor of Bank arising under this Agreement, any document, instrument or agreement entered into in connection herewith or otherwise; (c) Debt existing on the date of this Agreement and disclosed in
Schedule 1.42; (d) operating facility leases entered into in the ordinary course of Borrower's business; (e) Debt to any other Person secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Debt does not exceed the lesser of the cost or fair market value of the equipment financed with such Debt; and (f) Subordinated Debt.

     1.44 "Permitted Investments" means and includes all (a) (i) marketable securities or other direct obligations issued or unconditionally guaranteed by the United States government or its agencies maturing within one (1) year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit issued by Bank or by any other United States commercial bank with capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) maturing no more than one (1) year after issue; (b) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower's business; (c) loans, advances or extensions of credit permitted by Section 6.7(k); (d) investments by Borrower in the Stock of any Subsidiaries owned by Borrower on the date of this Agreement; (e) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (f) investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (f) shall not apply to investments of Borrower in any Subsidiary.

     1.45 "Permitted Liens" means and includes any: (a) Liens existing on the date of this Agreement and disclosed in Schedule 1.44 or arising under this Agreement, any document, instrument or agreement entered into in connection herewith or otherwise in favor of Bank; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests; (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or Debt incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the equipment so acquired and improvements and additions thereto, and the proceeds of such equipment to the extent that the acquisition of such equipment is otherwise permitted under this Agreement; (d) Liens incurred in connection with the extension, renewal or refinancing of the Debt secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Debt being extended, renewed or refinanced does not increase, (e) Grower's Liens; and (f) Production Liens.

     1.46 "Quick Assets" shall mean, as of any applicable date of determination, unrestricted cash, certificates of deposit or marketable securities and net accounts receivable arising from the sale of goods and services, and United States government securities and/or claims against the United States government of Borrower and its Subsidiaries.

     1.47 "Quick Ratio" shall mean, as of an applicable date of determination, Quick Assets divided by Current Liabilities, excluding Subordinated Debt.

     1.48 "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     1.49 "Subordinated Debt" shall mean indebtedness of Borrower set forth on
Schedule 1.48 to this Agreement, attached hereto and incorporated herein by this reference, as such may be modified, amended, supplemented or replaced from time to time with the prior written consent of Bank which has been subordinated to the Indebtedness pursuant to a subordination agreement in form and content satisfactory to Bank, and each other Person that enters into any such subordination agreement in favor of Bank from time after the date of this Agreement.

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                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     1.50 "Subordination Agreement" shall mean a subordination agreement in form satisfactory to Bank making all present and future indebtedness of Borrower to each of the Persons set forth on Schedule 1.48 to this Agreement, attached hereto and incorporated herein by this reference, as such may be modified, amended, supplemented or replaced from time to time with the prior written consent of Bank, and each other Person that enters into any such subordination agreement in favor of Bank from time to time after the date of this Agreement, subordinate to the Indebtedness.

     1.51 "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     1.52 "Tangible Effective Net Worth" shall mean, with respect to any Person and as of any applicable date of determination, Tangible Net Worth plus Subordinated Debt.

     1.53 "Tangible Net Worth" shall mean, with respect to any Person and as of any applicable date of determination, the excess of:

     a. the net book value of all assets of such Person (excluding Subsidiary and Affiliate receivables, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and all other intangible assets of such Person) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over

     b. all Debt of such Person at such time.

     1.54 "Working Capital" shall mean, as of any applicable date of determination, Current Assets less Current Liabilities.

Any and all terms used in the foregoing definitions and elsewhere in this Agreement shall be construed and defined in accordance with the meaning and definition of such terms under and pursuant to the California Uniform Commercial Code (hereinafter referred to as the "Uniform Commercial Code") as amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

2.   LOAN AND TERMS OF PAYMENT.
     --------------------------

For value received, Borrower promises to pay to the order of Bank such amount, as provided for below, together with interest, as provided for below.

     2.1 Upon the request of Borrower, made at any time and from time to time prior to the Maturity Date, and so long as no Event of Default has occurred and is continuing, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that the Daily Balance shall not exceed the lesser of either the Credit Limit or the Borrowing Base, minus all Letter of Credit Obligations. If at any time for any reason, the amount of Indebtedness owed by Borrower to Bank pursuant to this Section 2.1 and Section 2.3 of this Agreement is greater than the aggregate amount available to be drawn under this Section 2.1, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     2.2 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a fluctuating rate of interest equal to the Base Rate plus zero ( 0.00%) percentage points per annum, or at the rate of interest set forth in the LIBOR Addendum to this Agreement, attached hereto and incorporated herein by this reference.

All interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed. The Base Rate as of the date of this Agreement is four and one quarter (4.25%) per annum. In the event that the Base Rate announced is, from time to time hereafter, changed, adjustment in the Base Rate shall be made and based on the Base Rate in effect on the date of such change. The Base Rate, as adjusted, shall apply to the Credit until the Base Rate is adjusted again.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


Except as hereinbelow provided, all interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of this Agreement. A late payment charge equal to five percent (5%) of each late payment may be charged on any payment not received by Bank within ten
(10) calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Event of Default under this Agreement. Upon the occurrence of an Event of Default hereunder, and without constituting a waiver of any such Event of Default, then during the continuation thereof, at Bank's option, the Credit shall bear interest, on the Daily Balance owing, at a rate equal to three percent (3%) per year in excess of the rate applicable immediately prior to the occurrence of the Event of Default, and such rate of interest shall fluctuate thereafter from time to time at the same time and in the same amount as any fluctuation in the rate of interest applicable immediately prior to any such occurrence.

     2.3 Subject to the terms and conditions of this Agreement, upon request of Borrower, made at any time and from time to time prior to the Maturity Date, and so long as no Event of Default has occurred and is continuing, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower during the term of this Agreement in the aggregate outstanding face amount not to exceed (i) the lesser of the Credit Limit or the Borrowing Base, minus (ii) the then outstanding Daily Balance, provided that the Letter of Credit Obligations shall not in any case exceed Two Hundred Fifty Thousand Dollars ($250,000). All letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Letter of Credit Application and Agreement.

The obligation of Borrower to immediately reimburse Bank for drawings made under letters of credit shall be absolute, unconditional and irrevocable in accordance with the terms of this Agreement and the Letter of Credit Application and Agreement with respect to each such letter of credit. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense, or liability, including, without limitation, reasonable attorney's fees incurred by Bank, whether in-house or outside counsel is used, arising out of or in connection with any letters of credit, other than as a result of its gross negligence or willful misconduct.

     2.4 Subject to the terms and conditions of this Agreement, Bank shall make available to Borrower a term loan in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000 ) (the "Term Loan"), and the outstanding balance due thereunder from time to time shall at all times be included in the Indebtedness.

         a. The proceeds of the Term Loan shall be used solely for the repayment in full of Borrower's existing Debt owing to Wells Fargo Bank.

         b. The principal amount of the Term Loan shall be payable in sixty (60) fully amortizing payments plus interest, due and payable on the last day of each month. The interest rate, payment terms, maturity date and certain other terms of the Term Loan shall be contained in a promissory note dated the date of this Agreement, as such may be amended or replaced from time to time.

         c. Anything contained in the foregoing to the contrary notwithstanding, the maximum amount of the Term Loan shall not exceed eighty percent (80%) of the appraised orderly liquidation value for all Borrower's existing equipment (such value determined by the appraisal performed by Loeb Equipment & Appraisal Company, dated October 2, 2002) or other fixed assets approved by Bank purchased on or before December 31, 2002, and (90%) of the invoice amount for all Borrower's existing equipment or other fixed assets approved by Bank purchased between January 1, 2003 and the date of this Agreement.

     2.5 Subject to the terms and conditions of this Agreement, Bank shall make available to Borrower a converting non-revolving loan in the amount of One Million Dollars ($1,000,000 ) (the "Non-Revolving Loan"), and the outstanding balance due thereunder from time to time shall at all times be included in the Indebtedness.

         a. The proceeds of Non-Revolving Loan shall be used solely for capital expenditures, including without limit the purchase of equipment or other fixed assets.

         b. Subject to all of the limitations, terms and conditions contained herein or in the promissory note representing the Non-Revolving Loan, Borrower may, from time to time through the term of this Agreement, repay its outstanding borrowings in part or in whole; provided, however, that any amount of the Non-Revolving Loan so repaid may not be reborrowed.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


         c. Drawings under Non-Revolving Loan shall be available from the date of this Agreement through June 30, 2004, at which time the entire outstanding principal amount of all such drawings shall be repaid in forty eight (48) fully amortizing payments plus interest, due and payable on the last day of each month through June 30, 2008. The interest rate, payment terms, maturity date and certain other terms of Non-Revolving Loan shall be contained in a promissory note dated the date of this Agreement, as such may be amended or replaced from time to time.

         d. Each request for a drawing under Non-Revolving Loan shall be in writing, duly executed by Borrower in form satisfactory to Bank, and shall be irrevocable upon receipt by Bank. Each such notice shall be received by Bank no later than 3:00 p.m. Pacific time three (3) business days prior to the date on which the requested drawing is to be made. The notice shall include a copy of the invoice for the equipment or other fixed assets to be financed. Drawings under Non-Revolving Loan shall only be used to purchase new and used equipment and other fixed assets approved by Bank from time to time, and shall be limited to ninety percent (90%) of the invoice amount for such equipment or other fixed assets approved by Bank (inclusive of any taxes, freight or installation costs included in the invoice amount).

     2.6 In addition to any other amounts due or to become due under this Agreement concurrent with the execution hereof, Borrower shall pay to Bank the following fees:

         a. In connection with the financial accommodations provided under
Section 2.1 of this Agreement, an unused commitment fee in an amount equal to one eighth percent (0.125%) per annum shall be due and payable on the last day of each quarter. The unused commitment fee shall be calculated on the difference between the average Daily Balance of the Credit consisting of advances under
Section 2.1 and the Credit Limit and shall be fully earned and non-refundable on the date of payment thereof.

         b. In connection with the financial accommodations provided under
Section 2.5 of this Agreement, an unused commitment fee in an amount equal to one eighth percent (0.125%) per annum shall be due and payable on the last day of each quarter through the quarter ending June 30, 2004. The unused commitment fee shall be calculated on the difference between the average Daily Balance of the Credit consisting of loans Non-Revolving Loans made under Section 2.1 and One Million Dollars ($1,000,000) and shall be fully earned and non-refundable on the date of payment thereof.

         c. In addition to any other amounts due, or to become due, concurrently with the execution hereof, Borrower agrees to pay to Bank a legal documentation fee in the amount of One Thousand Five Hundred Dollars ($1,500) and all other costs and expenses incurred by Bank in the preparation of this Agreement, the other documents, instruments and agreements entered into in connection herewith, and the perfection of any security interest granted to Bank by Borrower.

3.   TERM.
     -----

     3.1 This Agreement shall remain in full force and effect until the Maturity Date or until terminated by notice by Borrower. Notice of such termination by Borrower shall be effectuated by mailing of a registered or certified letter not less than fifteen (15) Business Days prior to the effective date of such termination, addressed to Bank at the address set forth herein and the termination shall be effective as of the date so fixed in such notice.

     3.2 Notwithstanding the foregoing, should Borrower be in default of one or more of the provisions of this Agreement, Bank may terminate this Agreement at any time without notice. Notwithstanding the foregoing, should either Bank or Borrower become insolvent or unable to meet its debts as they mature, or fail, suspend, or go out of business, the other party shall have the right to terminate this Agreement at any time without notice. On the date of termination all Indebtedness shall become immediately due and payable without notice or demand; provided, however, that no such notice of termination by Borrower shall be effective until the payment in full in cash of all Indebtedness to Bank (including without limitation the expiration or cash collateralization of all Letter of Credit Obligations in accordance with the terms and conditions of this Agreement). Any notice of termination given by Borrower shall be irrevocable unless Bank otherwise agrees in writing, and Bank shall have no obligation to make any loans or issue any letters of credit on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of loan available hereunder may be terminated singly.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     3.3 All undertakings, agreements, covenants, warranties, and representations of Borrower contained in this Agreement or any other document, instrument or agreement entered into with or in favor of Bank in connection herewith shall survive any such termination, and Bank shall retain its security interest in and to all existing Collateral and Collateral arising thereafter, any and all liens thereon, and all of its rights and remedies under this Agreement or any other document, instrument or agreement entered into with or in favor of Bank in connection herewith notwithstanding such termination until the payment in full in cash of all Indebtedness to Bank (including, without limitation, the expiration or cash collateralization of all Letter of Credit Obligations in accordance with the terms and conditions of this Agreement and the payment in full of all applicable termination charges, if any). Notwithstanding the satisfaction in full of the Indebtedness, Bank shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Bank may incur as a result of dishonored checks or other items of payment received by Bank and applied to the Indebtedness, Bank shall, at its option, (a) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Indebtedness, indemnifying Bank from any such loss or damage, or (b) have retained such monetary reserves and liens on the Collateral for such period of time as Bank, in its reasonable discretion, may deem necessary to protect Bank from any such loss or damage.

     3.4 After termination and when Bank has received payment in full of Borrower's Indebtedness to Bank, Bank shall reassign to Borrower all Collateral held by Bank, and shall promptly (a) execute a termination of all security agreements and security interests given by Borrower to Bank and (b) file or authorize the filing of by Borrower, at Borrower's expense, any UCC Financing Statement Amendment(s) (Form UCC3) and any other documents or instruments reasonably necessary to evidence the termination and release of Bank's security interest in the Collateral.

4.   CREATION OF SECURITY INTEREST.
     ------------------------------

     4.1 Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter arising Collateral in order to secure prompt repayment of any and all Indebtedness owed by Borrower to Bank and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created. Bank's security interest in the Collateral shall attach to all Collateral without further act on the part of Bank or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, promptly upon the request of Bank, shall (a) endorse or assign such Negotiable Collateral to Bank,
(b) deliver actual physical possession of such Negotiable Collateral to Bank, and (c) mark conspicuously all of its records pertaining to such Negotiable Collateral with a legend, in form and substance satisfactory to Bank (and in the case of Negotiable Collateral consisting of tangible chattel paper, immediately mark all such tangible chattel paper with a conspicuous legend in form and substance satisfactory to Bank), indicating that the Negotiable Collateral is subject to the security interest granted to Bank hereunder.

     4.2 Bank's security interest in the Accounts shall attach to all Accounts without further act on the part of Bank or Borrower. Upon request from Bank, Borrower shall provide Bank with schedules describing all Accounts created or acquired by Borrower (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), and shall execute and deliver written assignments of all Accounts to Bank all in a form acceptable to Bank; provided, however, Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit Bank's security interest and other rights in and to the Accounts. Together with each schedule, Borrower shall furnish Bank with copies of Borrower's customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and Borrower warrants the genuineness thereof. Upon the occurrence and during the continuation of an Event of Default, Bank or Bank's designee may notify customers or account debtors of Bank's security interest in the Collateral and direct such customers or account debtors to make payments directly to Bank, but unless and until Bank does so or gives Borrower other written instructions, Borrower shall collect all Accounts for Bank, receive in trust all payments thereon as Bank's trustee, and, if so requested to do so from Bank, Borrower shall immediately deliver said payments to Bank in their original form as received from the account debtor and all letters of credit, advices of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. Notwithstanding anything to the contrary contained herein, if sales of Inventory and or Equipment are made for cash, Borrower shall promptly deliver to Bank, in identical form, all such cash, checks, or other forms of payment which Borrower receives. The receipt of any check or other item of payment by Bank shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank two (2) calendar days after the date Bank actually receives such check or other item of payment.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     4.3 Bank's security interest in Inventory and Farm Products shall attach to all Inventory and Farm Products without further act on the part of Bank or Borrower. Borrower will at Borrower's expense pledge, assemble and deliver such Inventory and Farm Products to Bank or to a third party as Bank's bailee; or hold the same in trust for Bank's account or store the same in a warehouse in Bank's name; or deliver to Bank documents of title representing said Inventory; or evidence of Bank's security interest in some other manner acceptable to Bank. Until the occurrence and during the continuation of an Event of Default, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory and Farm Products, but only in the ordinary course of Borrower's business. A sale of Inventory or Farm Products in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower.

     4.4 Concurrently with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Bank, Borrower shall (a) execute and deliver to Bank security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement, (b) cooperate with Bank in obtaining a control agreement in form and substance satisfactory to Bank with respect to all deposit accounts, electronic chattel paper, investment property, and letter-of-credit rights, and
(c) in the event that any Collateral is in the possession of a third party, Borrower shall join with Bank in notifying such third party of Bank's security interest and obtaining an acknowledgment from such third party that it is holding such Collateral for the benefit of Bank. By authenticating or becoming bound by this Agreement, Borrower authorizes the filing of initial financing statement(s), and any amendment(s) covering the Collateral to perfect and maintain perfected Bank's security interest in the Collateral. Upon the occurrence and during the continuation of an Event of Default, and until full and final payment of the Indebtedness in cash and the termination of any and all obligations of Bank to make loans or otherwise extend financial accommodations to Borrower, Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Bank's security interest in the Collateral, and to take such actions in its own name or in Borrower's name as Bank, in its sole discretion, deems necessary or appropriate to establish exclusive possession or control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of Bank's security interest may be accomplished by possession or control.

     4.5 Borrower shall make appropriate entries in Borrower's Books disclosing Bank's security interest in the Accounts. Bank (through any of its officers, employees or agents) shall have the right at any time or times hereafter, provided that reasonable notice is provided, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition; provided, however, that, so long as no Event of Default has occurred and is continuing, any such inspections shall occur no more than two (2) times in each calendar year.

     4.6 Effective only upon the occurrence and during the continuation of an Event of Default, and until full and final payment of the Indebtedness in cash and the termination of any and all obligations of Bank to make loans or otherwise extend financial accommodations to Borrower, Borrower appoints Bank or any other person whom Bank may designate as Borrower's attorney-in-fact, with power: to endorse Borrower's name on any checks, notes, acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verifications of Accounts and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Bank, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Accounts; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Accounts in which Bank has a security interest remain unpaid and until the Indebtedness has been fully satisfied.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     4.7 In order to protect or perfect any security interest which Bank is granted hereunder, Bank may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Indebtedness and shall be payable on demand.

     4.8 Borrower agrees that Bank may provide information relating to this Agreement or relating to Borrower to Bank's parent, affiliates, subsidiaries and service providers.

5.   CONDITIONS PRECEDENT.
     ---------------------

     5.1 Conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following:

         a. This Agreement and other documents, instruments and agreements required by Bank;

         b. If Borrower is a corporation, limited liability company, limited partnership or other such entity, certified copies of all actions taken by Borrower, any grantor of a security interest to Bank to secure the Indebtedness, and any guarantor of the Indebtedness, authorizing the execution, delivery and performance of this Agreement and any other documents, instruments or agreements entered into in connection herewith, and authorizing specific officers to execute and deliver any such documents, instruments and agreements;

         c. If Borrower is a corporation, limited liability company, limited partnership or other such entity, then a certificate of good standing showing that Borrower is in good standing under the laws of the state of its incorporation or formation and certificates indicating that Borrower is qualified to transact business and is in good standing in any other state in which it conducts business;

         d. UCC searches and financing statements, tax lien and litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Bank may require and in such form as Bank may require, in order to reflect, perfect or protect Bank's first priority security interest in the Collateral (subject to any Permitted Liens) and in order to fully consummate all of the transactions contemplated under this Agreement;

         e. Evidence that Borrower has obtained insurance and acceptable endorsements;

         f. Such control agreements from each Person as Bank may require;

         g. Duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

         h. Such collateral access agreements from each lessor, warehouseman, bailee, and other Person as Bank may require, duly executed by each such Person; and

         i. Warranties and representations of officers.

6.   WARRANTIES. REPRESENTATIONS AND COVENANTS.
     ------------------------------------------

     6.1 If so requested by Bank, Borrower shall, at such intervals designated by Bank, during the term hereof execute and deliver a Report of Accounts Receivable or similar report, in form customarily used by Bank. The aggregate amount of the Borrowing Base at all times during the effectiveness of this Agreement shall not be less than the advances made hereunder. Bank shall have the right to recompute the Borrowing Base in conformity with this Agreement, Agreement and shall provide the Borrower with notice of any such recomputations that result in a change in the amount of the Borrowing Base.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     6.2 If any warranty is breached as to any Account, or any Account is not paid in full by an account debtor within ninety (90) days from the date of invoice, or an account debtor disputes liability or makes any claim with respect thereto, or a petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, then Bank may deem ineligible any and all Accounts owing by that account debtor, and reduce the Borrowing Base by the amount thereof. Bank shall retain its security interest in all Accounts, whether eligible or ineligible, until all Indebtedness has been fully paid and satisfied. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at this time. Any merchandise which is returned by an account debtor or otherwise recovered shall be set aside and identified as the property of Bank, and Bank shall retain a security interest therein. Borrower shall promptly notify Bank of all disputes and claims and settle or adjust them on terms approved by Bank. After the occurrence and during the continuation of an Event of Default, no discount, credit or allowance shall be granted to any account debtor by Borrower and no return of merchandise shall be accepted by Borrower without Bank's consent. Bank may, after the occurrence and during the continuation of an Event of Default, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers advisable, and in such cases Bank will credit Borrower's loan account with only the net amounts received by Bank in payment of the Accounts, after deducting all Bank Expenses in connection therewith.

     6.3 Borrower warrants, represents, covenants and agrees that:

         a. Borrower has good and marketable title to the Collateral. Bank has and shall continue to have a first priority perfected security interest in and to the Collateral, subject to any Permitted Liens. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests (except for any Permitted Liens);

         b. All Accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except Permitted Liens and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets counterclaims, rights of return or cancellation, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an Account due from such account debtor is assigned to Bank; and

         c. At the time each Account is assigned to Bank, all property giving rise to such Account shall have been delivered to the account debtor or to the agent for the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Bank, as Bank may from time to time reasonably require, delivery receipts, customer's purchase orders, shipping instructions, bills of lading and any other evidence of shipping arrangements. Absent such a request by Bank, copies of all such documentation shall be held by Borrower as custodian for Bank.

     6.4 At the time each eligible Account is assigned to Bank, all such Eligible Accounts will be due and payable on terms set forth in Section 1.21, or on such other terms approved in writing by Bank in advance of the creation of such Accounts and which are expressly set forth on the face of all invoices, copies of which shall be held by Borrower as custodian for Bank, and no such Eligible Account will then be past due.

     6.5 Borrower shall keep the Inventory only at the locations set forth on
Schedule 6.5 to this Agreement, attached hereto and incorporated herein by this reference, or in any replacement schedule submitted to Bank by Borrower from time to time after the date of this Agreement and approved by Bank in its sole discretion. The owner or mortgagees of the respective locations are as set forth in Schedule 6.5.

         a. Borrower, promptly upon request by Bank therefor, shall now and from time to time hereafter, at such intervals as are reasonably requested by Bank, deliver to Bank, designations of Inventory specifying Borrower's cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request;

         b. All of the Inventory and Farm Products are and shall remain free from all purchase money or other security interests, liens or encumbrances (other than Permitted Liens);

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


         c. Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available to any of Bank's officers, agents and employees for inspection and copying upon receipt of reasonable notice to Borrower, provided, however, that, so long as no Event of Default has occurred and is continuing, any such inspections or copying shall occur no more than two (2) times in each calendar year;

         d. All Inventory, now and hereafter at all times, shall be new Inventory of good and merchantable quality free from material defects;

         e. Inventory and Farm Products are not now and shall not at any time or times hereafter be located or stored with a bailee, warehouseman or other third party without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, warehouse receipts in Bank's name evidencing the storage of Inventory and/or Farm Products and/or an acknowledgment by such bailee of Bank's prior rights in the Inventory and Farm Products, in each case in form and substance reasonably acceptable to Bank, and in any event, Borrower shall instruct any third party to hold all such Inventory or Farm Products for Bank's account subject to Bank's security interests and its instructions;

         f. Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours, after reasonable notice, to inspect and examine the Inventory and Farm Products and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse Bank for Bank's reasonable costs and expenses in so doing, provided, however, that, so long as no Event of Default has occurred and is continuing, any such inspections, examination or testing shall occur no more than two (2) times in each calendar year;

         g. All Eligible Inventory is in all material respects of good and merchantable quality, free from all material defects; and

         h. All advances made and to be made pursuant to this Agreement with respect to the Eligible Inventory are solely and exclusively to enable Borrower to acquire rights in and purchase new Inventory and Farm Products, and Borrower represents and warrants that all advances by Bank pursuant to this Agreement with respect to the Eligible Inventory will be used solely and exclusively for such purpose; and since such advances will be used for the foregoing purposes, Bank's security interest in Borrower's Inventory and Farm Products is and shall be at all times a purchase-money security interest as that term is described in
Section 9103 of the California Uniform Commercial Code.

     6.6 Borrower warrants, represents, covenants and agrees that:

         a. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes;

         b. it has good and indefeasible title to the Equipment (except for Permitted Liens);

         c. the Equipment is and will be free and clear of all liens, security interests, encumbrances and claims, except for Permitted Liens;

         d. other than temporary relocations of Equipment that is by its nature mobile, including, but not limited to, laptop computers, cell phones, test equipment and samples, Borrower shall keep the Equipment only at the locations set forth on Schedule 6.5 to this Agreement, attached hereto and incorporated herein by this reference. The owner or mortgagees of the respective locations are as set forth in Schedule 6.5;

         e. Bank shall have the right upon reasonable notice now and/or at all times hereafter, during Borrower's usual business hours to inspect and examine the Equipment and Borrower agrees to reimburse Bank for its reasonable costs and expenses in so doing, provided, however, that, so long as no Event of Default has occurred and is continuing, any such inspections and examinations shall occur no more than two (2) times in each calendar year; and

         f. Borrower shall keep and maintain the Equipment in good operating condition and repair except for normal wear and tear, make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any items of Equipment to become a fixture to real estate or accession to other property, and the Equipment is now and shall at all times remain and be personal property.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     6.7 Borrower represents, warrants and covenants with Bank that Borrower will not, without Bank's prior written consent:

         a. Grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any person, association, firm, corporation, entity or governmental agency or instrumentality (other than Permitted Liens);

         b. Permit any levy, attachment or restraint to be made affecting any of Borrower's assets;

         c. Permit any Judicial Officer or Assignee to be appointed or to take possession of any or all of Borrower's assets;

         d. Sell, lease, or otherwise dispose of, move, or transfer, whether by sale or otherwise, any of Borrower's properties or assets, (i) other than sales of Inventory and Farm Products in the ordinary course of Borrower's business, and (ii) sales or other dispositions of worn-out, surplus or obsolete Equipment in the ordinary course of Borrower's business;

         e. Change its name, the location of its sole place of business, chief executive office or residence, business structure, corporate identity or structure, form of organization or the state in which it has been formed or organized; add any new fictitious names, liquidate, merge or consolidate with or into any other business organization;

         f. Except as may be permitted pursuant to Section 6.7 d., move or relocate any Collateral to any location not set forth on Schedule 6.5;

         g. Acquire any other business organization;

         h. Enter into any transaction not in the usual course of Borrower's business;

         i. Make any change in Borrower's financial structure or in any of its business objectives, purposes or operations which would materially adversely affect the ability of Borrower to repay Borrower's Indebtedness;

         j. Incur any Debts except for Permitted Indebtedness;

         k. Make loans, advances or extensions of credit to any Person, except for Permitted Investments;

         l. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except as may be permitted under the definition of Permitted Indebtedness;

         m. Make any payment on account of any Subordinated Debt except for regularly scheduled payments of interest and principal in accordance with the provisions of any Subordination Agreement executed by Bank and the subordinated debt holder, or amend any provision contained in any documentation relating to any such Subordinated Debt without Bank's prior written consent;

         n. Change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, or enter into any sale-leaseback transaction;

         o. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any securities or other interest whatsoever in, any other Person, except for Permitted Investments;

         p. Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan; and

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


         q. Use any loan or other extension of credit under this Agreement or any other document, instrument or agreement entered into by Borrower with or in favor of Bank in connection with this Agreement for any purpose other than to refinance existing revolving debt, to provide working capital for its operations and for other general business purposes. In no event shall the funds from any such loan or other extension of credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower hereby represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     6.8 Borrower represents, warrants, covenants and agrees that:

         a. Borrower's true and correct legal name is that set forth on the signature page to this Agreement. Except as disclosed in writing to Bank on or before the date of this Agreement, Borrower has not done business under any name other than that set forth on the signature page to this Agreement; and

         b. Borrower's form of organization and the state in which it has been organized are those set forth immediately following Borrower's name on the signature page to this Agreement.

     6.9 Borrower represents, warrants and covenants as follows:

         a. Borrower will not make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, or redeem or retire any such capital stock; provided, however, (i) Borrower may pay dividends payable solely in Stock consisting of Borrower common stock; (ii) Borrower may make repurchases of Stock pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar agreements; and (iii) to the extent that and so long as Borrower is an entity that is not directly subject to Federal income taxation and with respect to which any earnings are attributable ratably to each Person with an ownership interest in Borrower, Borrower may make distributions to each such Person in an amount necessary to pay each such Person's income tax resulting from such ownership interest in Borrower, provided, further, that, promptly upon request of Bank, Borrower shall cause each such Person to provide Bank with copies of its tax return to substantiate any such distribution;

         b. Borrower is and shall at all times hereafter be a corporation duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in California or any other state in which it conducts its business;

         c. Borrower has the right and power and is duly authorized to enter into this Agreement; and

         d. The execution by Borrower of this Agreement shall not constitute a breach of any provision contained in Borrower's articles of incorporation or by-laws.

     6.10 The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an event of default under any agreement to which Borrower is now or hereafter becomes a party which could reasonably be expected to cause a Material Adverse Change.

     6.11 Borrower shall promptly notify Bank in writing of its acquisition by purchase, lease or otherwise of any after acquired property of the type included in the Collateral, with the exception of purchases of Inventory and Farm Products in the ordinary course of business.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     6.12 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency, except as may be contested in good faith by the appropriate procedures, provided that if so contested, the same shall not or could not result in a Lien which would have priority over any of Bank's security interests in the Collateral. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, except as may be contested in good faith by the appropriate procedures, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof, provided that if so contested, the same shall not or could not result in a Lien which would have priority over any of Bank's security interests in the Collateral. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, except as may be contested in good faith by the appropriate procedures, and will upon request furnish Bank with proof satisfactory to it that Borrower has made such payments or deposit, provided that if so contested, the same shall not or could not result in a Lien which would have priority over any of Bank's security interests in the Collateral. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in its sole and absolute discretion and without notice to Borrower, (i) make payment of the same or any part thereof, or (ii) set up such reserves in Borrower's loan account as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Bank shall constitute a Bank Expense and an additional advance to Borrower.

     6.13 There are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower in which the granting of the relief requested could reasonably be expected to cause a Material Adverse Change, except as heretofore specifically disclosed in writing to Bank. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Bank in writing.

     6.14 Insurance.

          a. Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and satisfactory evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form reasonably satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties satisfactory to Bank, and all proceeds payable thereunder shall be payable to Bank and, upon receipt by Bank, shall be applied on account of the Indebtedness owing to Bank. To secure the payment of the Indebtedness, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank; provided, however, that so long as no Event of Default has occurred and is continuing, proceeds payable under any casualty policy shall, at Bank's option, be payable to Borrower to replace the property subject to the claim, provided, further, that any such replacement property shall included in the Collateral.

          b. Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank), until the full and final payment of the Indebtedness in cash and the termination of any and all obligations of Bank to make loans or otherwise extend financial accommodations to Borrower, as Borrower's attorney for the purpose of making, selling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


any Indebtedness or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees incurred by Bank, whether in-house or outside counsel is used, court costs, expenses and other charges relating thereto, shall constitute Bank Expenses and are payable on demand.

     6.15 All (i) interim financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct in all material respects for the period reflected in such financial statements or information, (ii) annual financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct in all respects for the period reflected in such financial statements or information, and (iii) such financial statements have been prepared in accordance with GAAP consistently applied and there has been no Material Adverse Change since the submission of such financial information to Bank.

     6.16 Financial Reporting.

          a. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP consistently applied and keep such books and records and accounts (which shall be true and correct in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied and in compliance with the regulations of any governmental authority having jurisdiction over it or any of its assets or properties, and not modify or change its method of accounting or reporting practices unless required by GAAP, or enter into, or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm for the preparation of Borrower's accounting records without the prior written consent of Bank, and shall permit Bank and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hour of third persons having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, Borrower's Indebtedness to Bank, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom, provided, however, that, so long as no Event of Default has occurred and is continuing, any such inspections, examinations and copying shall occur no more than two (2) times in each calendar year.

          b. Borrower shall deliver to Bank within thirty (30) days after the end of each month, a company prepared balance sheet and profit and loss statement covering Borrower's operations and deliver to Bank within ninety (90) days after the end of each of Borrower's fiscal years an audited statement of the financial condition of Borrower for each such fiscal year, including but not limited to, a balance sheet and profit and loss statement and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, audited by a certified public accountant satisfactory to Bank, together with a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower for the periods covered in such financial statements or documents and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement.

          c. In addition to the financial statements requested above, Borrower agrees to provide Bank with the following schedules:

               (1) Accounts Receivable Agings on a monthly basis, within twenty
          (20) days of the end of each month;

               (2) Accounts Payable Agings on a monthly basis (including a separate aging of all Grower Payables and amounts due to any Persons who have rendered services for the storage, protection, improvement, safekeeping, carriage, alteration, repair, harvest or processing of any Inventory or Farm Products) within twenty (20) days of the end of each month;

               (3) Inventory Reports on a monthly basis, within twenty (20) days of the end of each month;

               (4) Borrowing Base Certificate on a monthly basis, within twenty
          (20) days of the end of each month; and

               (5) Compliance Certifications on a monthly basis, within thirty
          (30) days of the end of each month.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


          d. Promptly after the same are available (i) copies of all reports on Forms 10-K, 10-Q, and 8-K or otherwise filed by Borrower with the Securities and Exchange Commission or any governmental authority at any time substituted therefor, and (ii) promptly upon request by Bank, copies of all proxy statements, financial statements and reports as Borrower shall send to its members or stockholders or to any holders of Subordinated Debt as applicable, if any, that have not otherwise previously been provided to Bank under the terms and conditions of this Agreement.

     6.17 Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis, which shall be monitored on a monthly basis, except as noted below:

          a. a ratio of Debt to Tangible Effective Net Worth of not more than 2.75:1.00;

          b. Cash Flow Coverage Ratio of not less than 1.25:1.00, measured on an annualized basis as of the end of each fiscal quarter; and

          c. Minimum Net Income of not less than One Dollar ($1), measured on a quarterly basis as of the end of each fiscal quarter.

     All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from any Subsidiaries or Affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.

     6.18 Borrower shall promptly supply Bank (and cause any guarantor to supply
Bank) with such other information (including tax returns) concerning its financial affairs (or that of any guarantor) as Bank may reasonably request from time to time hereafter, and shall promptly notify Bank of any Material Adverse Change and of any condition or event which constitutes a breach of or an event which constitutes an Event of Default under this Agreement.

     6.19 Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

     6.20 Borrower shall promptly and without demand reimburse Bank for all sums expended by Bank in connection with any action brought by Bank to correct any default or enforce any provision of this Agreement, including all Bank Expenses; Borrower authorizes and approves all advances and payments by Bank for items described in this Agreement as Bank Expenses.

     6.21 Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

     6.22 Borrower shall keep all of its principal bank accounts with Bank and shall notify Bank immediately in writing of the existence of any other bank account, deposit account, or any other account into which money can be deposited.

     6.23 Borrower shall furnish to Bank: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this subparagraph shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

     6.24 Borrower is now and shall at all times hereafter remain in compliance with all applicable federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain all necessary authorizations and permits.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     6.25 Upon reasonable notice Borrower shall permit representatives of Bank to conduct audits of Borrower's Books relating to the Accounts and other Collateral and make extracts therefrom, with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Bank and at Borrower's sole expense; provided, however, that, unless an Event of Default has occurred and is continuing, Borrower shall not be responsible for more than two (2) such audits in each calendar year. Notwithstanding any of the provisions contained in Sections 1.7, 1.21, 1.22, or 2.1 of this Agreement or otherwise, Borrower hereby acknowledges and agrees that upon completion of any such audit Bank shall have the right to adjust the Borrowing Base percentage or the definition of Eligible Accounts or Eligible Inventory, in its sole and reasonable discretion, based on its review of the results of such collateral audit.

7.   EVENTS OF DEFAULT.
     ------------------

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

         a. If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, or any other present or future document, instrument or agreement between Borrower and Bank;

         b. If any representation, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct in all material respects on and as of the date made or delivered (except to the extent that any such representations statements, reports or certificates are made on a continuing basis);

         c. If Borrower fails to pay within five (5) days after when due and payable or declared due and payable, all or any portion of Borrower's Indebtedness (whether of principal, interest, taxes, reimbursement of Bank Expenses, or otherwise);

         d. Any change that, in the opinion of Bank, has resulted or could result in a Material Adverse Change;

         e. If all or any of Borrower's assets are attached, seized, subject to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee and the same are not released, discharged or bonded against within ten (10) Business Days thereafter;

         f. If any Insolvency Proceeding is filed or commenced by or against Borrower without being dismissed within ten (10) Business Days thereafter;

         g. If any proceeding is filed or commenced by or against Borrower for its dissolution or liquidation;

         h. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         i. If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether inchoate or otherwise, upon any or all of Borrower's assets and the same is not paid within five (5) Business Days of the payment date thereof;

         j. If a judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within ten (10) Business Days thereafter;

         k. If Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others in excess of One Hundred Thousand Dollars ($100,000), whether under any indenture, agreement or otherwise;

         l. If Borrower makes any payment on account of indebtedness which has been subordinated to Borrower's Indebtedness to Bank except as otherwise permitted under the terms of this Agreement;

         m. If any material misrepresentation exists now or hereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director on and as of the date made (except to the extent that any such representation is made on a continuing basis);

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


         n. If any party subordinating its claims to that of Bank's or any guarantor of Borrower's Indebtedness dies, terminates its subordination or guaranty, violates the terms of the subordination or guaranty, becomes insolvent, or an Insolvency Proceeding is commenced by or against any such subordinating party or guarantor;

         o. Until the initial offer and sale of Borrower's equity securities to the public, enter into any transaction where any Person or two or more Persons, who are not shareholders of Borrower prior to such transaction, acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of more than fifty percent (50%) of the outstanding shares of voting Stock of Borrower immediately after giving effect to such transaction; or

         p. If any reportable event, which Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such Plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 7, the aggregate amount of Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Tangible Effective Net Worth.

     7.2 An Event of Default under this Agreement shall "continue" or be "continuing" until such Event of Default has been waived in writing by Bank.

     7.3 Notwithstanding anything contained in Section 7 to the contrary, Bank shall refrain from exercising its rights and remedies and Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 7.e, 7.f or 7.j of this Agreement if, within ten (10) Business Days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Bank shall not be obligated to make advances to Borrower during such cure period.

8.   BANK'S RIGHTS AND REMEDIES.
     ---------------------------

     8.1 Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by
Borrower:

         a. Declare Borrower's Indebtedness, whether evidenced by this Agreement, installment notes, demand notes or otherwise, immediately due and payable to Bank;

         b. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

         c. Terminate this Agreement as to any future liability or obligation of Bank, but without affecting Bank's rights and security interests in the Collateral, and the Indebtedness of Borrower to Bank;

         d. Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires and to make the Collateral available to Bank at a location that is reasonably convenient to Borrower and Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises (and Borrower shall pay any and all expenses of Bank incurred in connection therewith), or any part thereof, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

         e. Without limiting Bank's rights under any security interest, Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreement shall inure to Bank's benefit, and Bank shall have the right and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Bank;

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


         f. Promptly upon demand by Bank, Borrower shall immediately deliver to Bank and properly endorse, any and all evidences of ownership, certificates of title or applications for title to any and all items of Equipment;

         g. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sales and sell (in the manner provided for herein) the Inventory and the Equipment;

         h. Sell or dispose the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Bank. It is not necessary that the Collateral be present at any such sale. At any sale or other disposition of the Collateral pursuant to this Section, Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limitation a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable;

         i. Bank shall give notice of the disposition of the Collateral as follows:

            (1) Bank shall give Borrower and each holder of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

            (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower's address appearing in this Agreement, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as have been furnished to Bank or as otherwise determined in accordance with Section 9611 of the Uniform Commercial Code; and

            (3) If the sale is to be a public sale, Bank shall also give notice of the time and place by publishing a notice one time at least ten
            (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held; and

            (4) Bank may credit bid and purchase at any public sale.

         j. Borrower shall pay all Bank Expenses incurred in connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Bank;

         k. Any deficiency which exists after disposition of the Collateral as provided above will be paid promptly by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Bank, or, in Bank's discretion, to any party who Bank believes, in good faith, is entitled to the excess;

         l. Without constituting a retention of Collateral in satisfaction of an obligation within the meaning of 9620 of the Uniform Commercial Code or an action under California Code of Civil Procedure 726, apply any and all amounts maintained by Borrower as deposit accounts (as that term is defined under 9102 of the Uniform Commercial Code) or other accounts that Borrower maintains with Bank against the Indebtedness;

         m. The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys' fees and legal expenses incurred by Bank, whether in-house or outside counsel is used, the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Borrower or to such other person(s) as may be entitled to it under applicable law. Borrower shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Borrower agrees that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Bank may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank; and

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


         n. The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under
Section 9615(f) of the Uniform Commercial Code: (i) The Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (ii) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (iii) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorney's fees, whether in-house or outside counsel is used, and marketing costs; (iv) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9615(f) of the Uniform Commercial Code.

     8.2 In addition to any and all other rights and remedies available to Bank under or pursuant to this Agreement or any other documents, instrument or agreement contemplated hereby, Borrower acknowledges and agrees that (i) at any time following the occurrence and during the continuance of any Event of Default, and/or (ii) termination of Bank's commitment or obligation to make loans or advances or otherwise extend credit to or in favor of Borrower hereunder, in the event that and to the extent that there are any Letter of Credit Obligations outstanding at such time, upon demand of Bank, Borrower shall deliver to Bank, or cause to be delivered to Bank, cash collateral in an amount not less than such Letter of Credit Obligations, which cash collateral shall be held and retained by Bank as cash collateral for the repayment of such Letter of Credit Obligations, together with any and all other Indebtedness of Borrower to Bank remaining unpaid, and Borrower pledges to Bank and grants to Bank a continuing first priority security interest in such cash collateral so delivered to Bank. Alternatively, Borrower shall cause to be delivered to Bank an irrevocable standby letter of credit issued in favor of Bank by a bank acceptable to Bank, in its sole discretion, in an amount not less than such Letter of Credit Obligations, and upon terms acceptable to Bank, in its sole discretion.

     8.3 Bank's rights and remedies under this Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by Bank.

9.   TAXES AND EXPENSES REGARDING BORROWER'S PROPERTY.
     -------------------------------------------------

If Borrower fails to pay promptly when due to another person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Bank may, but need not, pay the same and charge Borrower's loan account therefor, and Borrower shall promptly reimburse Bank therefor upon notice of the amount thereof. All such sums shall become additional Indebtedness owing to Bank, shall bear interest at the rate hereinabove provided, and shall be secured by all Collateral. Any payments made by Bank shall not constitute (i) an agreement by it to make similar payments in the future, or (ii) a waiver by Bank of any default under this Agreement. Bank need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing. Such payments shall constitute Bank Expenses and additional advances to Borrower.

10.  WAIVERS.
     --------

     10.1 Borrower agrees that checks and other instruments received by Bank in payment or on account of Borrower's Indebtedness constitute only conditional payment until such items are actually paid to Bank and Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Indebtedness and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     10.2 Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.3 Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Inventory or the Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of Inventory and the Equipment shall be borne by Borrower.

     10.4 Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that a Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.

     10.5 Co-Borrowers. Each Borrower agrees as follows:

          a. Each Borrower agrees that it is jointly and severally, directly, and primarily liable to Bank for payment in full of the Indebtedness and that such liability is independent of the duties, obligations and liabilities of the other Borrower. The Agreement and each other document, instrument and agreement entered into by any one or more of the Borrowers in connection therewith (collectively, hereinafter, the "Loan Documents") are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons or entities other than such Borrower (including any other Borrower party hereto) and, in full recognition of that fact, each Borrower consents and agrees that Bank may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of the Agreement and the other Loan Documents by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each
Borrower: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Indebtedness or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval, or consent with respect to, the Indebtedness or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Indebtedness or any part thereof;
(d) accept partial payments on the Indebtedness; (e) receive and hold additional security or guaranties for the Indebtedness or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Bank in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Indebtedness or any part thereof; (h) settle, release on terms satisfactory to Bank or by operation of applicable laws, or otherwise liquidate or enforce any Indebtedness and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other Person, and correspondingly restructure the Indebtedness, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Indebtedness.

          b. Upon the occurrence and during the continuance of any Event of Default, Bank may enforce the Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security Bank at any time may have or hold in connection with the Indebtedness, and it shall not be necessary for Bank to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Agreement and the other Loan Documents. Each Borrower expressly waives any right to require Bank to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any Collateral provided by any Person, and agrees that Bank may proceed against Borrowers or any Collateral in such order as it shall determine in its sole and absolute discretion.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


          c. Bank may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any security or against any other person, or whether any other person is joined in any such action or actions. Each Borrower agrees that Bank and any Borrower and any Subsidiary or Affiliate of any Borrower may deal with each other in connection with the Indebtedness or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of the Agreement or the other Loan Documents.

          d. Bank's rights under the Loan Documents shall be reinstated and revived, and the enforceability of the Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Indebtedness which thereafter shall be required to be restored or returned by Bank, all as though such amount had not been paid. The rights of Bank created or granted herein and the enforceability of the Agreement and the other Loan Documents at all times shall remain effective to cover the full amount of all the Indebtedness even though the Indebtedness, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

          e. To the maximum extent permitted by applicable law and to the extent that a Borrower is deemed a guarantor, each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Borrower with respect to the Indebtedness, (b) the unenforceability or invalidity of any security or guaranty for the Indebtedness or lack of perfection or continuing perfection or failure of priority of any security for the Indebtedness, (c) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all Indebtedness), (d) any failure of the Bank to marshal assets in favor of Bank or any Borrower or any other person, (e) any failure of Bank to give notice of sale or other disposition of collateral to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) any failure of Bank to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation, including any failure of Bank to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of Bank or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Indebtedness or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Bank of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under
Section 364 of the United States Bankruptcy Code, (1) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of Bank for any reason, or (o) any action taken by Bank that is authorized by the Agreement or any other provision of any Loan Document. Until such time as all of the Indebtedness have been fully, finally, and indefeasibly paid in full in cash: (i) each Borrower hereby waives and postpones any right of subrogation it has or may have as against any other Borrower with respect to the Indebtedness; and (ii) in addition, each Borrower also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Borrower. Each Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Indebtedness, and all notices of acceptance of the Agreement or the other Loan Documents or of the existence, creation or incurring of new or additional Indebtedness.

          f. In the event that all or any part of the Indebtedness at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Borrower authorizes Bank, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Borrower, the enforceability of the Agreement and the other Loan Documents, or the validity or enforceability of any liens of Bank, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


          g. Without limiting the generality of any other waiver or other provision set forth in this Agreement, each Borrower waives all rights and defenses that such Borrower may have because the Indebtedness is secured by real property. This means, among other things:

(1) Bank may collect from any Borrower without first foreclosing on any real or personal property pledged as Collateral by any other Borrower to secure the Indebtedness.

(2) If Bank forecloses on any real property pledged as Collateral by any
Borrower:

(a) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(b) Bank may collect from any Borrower even if Bank, by foreclosing on the real property pledged as Collateral, has destroyed any right that Borrower may have to collect from any other Borrower.

                    This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Indebtedness is secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

          h. To the fullest extent permitted by applicable law, to the extent that a Borrower is deemed a guarantor, each Borrower expressly waives any defenses to the enforcement of the Agreement and the other Loan Documents or any rights of Bank created or granted hereby or to the recovery by Bank against any Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Borrowers and may preclude Borrowers from obtaining reimbursement or contribution from other Borrowers. To the fullest extent permitted by applicable law, each Borrower expressly waives any suretyship defenses or benefits that it otherwise might or would have under applicable law. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY BANK, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE INDEBTEDNESS, HAS DESTROYED SUCH BORROWER'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE OTHER BORROWERS BY OPERATION OF LAW, INCLUDING BUT NOT LIMITED TO SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR OTHERWISE.

     10.6 THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

     10.7 In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any term, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

11. ONE CONTINUING LOAN TRANSACTION.
    --------------------------------

All loans and advances heretofore, now or at any time or times hereafter made by Bank to Borrower under this Agreement or any other agreement between Bank and Borrower, shall constitute one loan secured by Bank's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Bank.

Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in Borrower's principal dwelling which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if Borrower (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure the loan and any other Indebtedness of Borrower (or any of them), unless expressly provided to the contrary in another place.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


12.  NOTICES.
     --------

Unless otherwise provided in this Agreement, all notices or demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower or to Bank at the addresses stated in this Agreement, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing. Requests for information made to Borrower by Bank from time to time hereunder may be made orally or in writing, at Bank's discretion.

13.  AUTHORIZATION TO DISBURSE.
     --------------------------

Bank is hereby authorized to make loans and advances hereunder upon telephonic or other instructions received from anyone purporting to be an officer, employee, or representative of Borrower, or at the discretion of Bank if said loans and advances are necessary to meet any Indebtedness of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party, and Borrower shall hold Bank harmless from any damage, claims or liability by reason of Bank's honor of, or failure to honor, any such instructions.

14.  PAYMENTS.
     ---------

Borrower hereby authorizes Bank to deduct the full amount of any interest, fees, costs, or Bank Expenses due under this Agreement and not paid or collected when due in accordance with the terms and conditions hereof from any account maintained by Borrower with Bank. Should there be insufficient funds in any such account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower; provided, however, that Bank shall not be obligated to advance funds to cover any such payment.

15.  DESTRUCTION OF BORROWER'S DOCUMENTS.
     ------------------------------------

Any documents, schedules, invoices or other papers delivered to Bank, may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

16.  CHOICE OF LAW.
     --------------

The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in the Northern District of California or the County of Santa Clara.

17.  GENERAL PROVISIONS.
     -------------------

     17.1 This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Bank at its Western Division headquarters office.

     17.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from their obligations to Bank. Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

     17.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                                       LOAN & SECURITY AGREEMENT
                                                        (ACCOUNTS AND INVENTORY)


     17.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     17.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.6 This Agreement cannot be changed or terminated orally. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, understandings, representations, warranties and negotiations, if any, related to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing.

     17.7 The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

     17.8 In addition, if this Agreement is secured by a deed of trust or mortgage covering real property, then the trustor or mortgagor shall not mortgage or pledge the mortgaged premises as security for any other indebtedness or obligations. This Agreement, together with all other indebtedness secured by said deed of trust or mortgage, shall become due and payable immediately, without notice, at the option of Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, installment sale contract or other instrument; (b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor.

     17.9 Each undersigned Borrower hereby agrees that it is jointly and severally, directly, and primarily liable to Bank for payment and performance in full of all duties, obligations and liabilities under this Agreement and each other document, instrument and agreement entered into by Borrower with or in favor of Bank in connection herewith, and that such liability is independent of the duties, obligations and liabilities of any other Borrower or any other guarantor of the Indebtedness, as applicable. Each reference herein to Borrower shall mean each and every Borrower party hereto, individually and collectively, jointly and severally.

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement (Accounts and Inventory) to be executed as of the date first hereinabove written.

                                            BORROWER:

Accepted and effective as of:               SPECTRUM ORGANIC PRODUCTS, INC.
                             ----------     a California corporation
at Bank's Western Division Headquarters
Office
                                            By:    /s/  Jethren P. Phillips
                                                   ----------------------------
                                            Name:       Jethren P. Phillips
COMERICA BANK-CALIFORNIA                           ----------------------------
                                            Title:      Chairman of the Board
                                                   ----------------------------
By:      /s/  Misako Noda                   By:    /s/  Robert B. Fowles
         ------------------------------            ----------------------------

Name:         Misako Noda                   Name:       Robert B. Fowles
                                                   ----------------------------
Title:        Vice President                Title:      CFO
                                                   ----------------------------


Address for Notices:                        Address for Notices:

75 East Trimble Road                        5341 Old Redwood Highway
San Jose, California 95131                  Petaluma, California 94954
Attn:  Credit Manager                       Attn:  Robert Fowles
Fax number:  (408) 556-5097                 Fax number:  (707) 765-8747

                                  Schedule 1.48
                                  -------------

                                Subordinated Debt
                                -----------------


      Subordinated Creditor                       Subordinated Debt Amount 1
      ---------------------                       ------------------------

      Debora Bainbridge Phillips                         $1,621,716

      Steven Reedy                                       $  265,000



1    Original principal amount.

                                  Schedule 6.5
                                  ------------

                              Collateral Locations


           Address                       Owner/Lessor of Location     Mortgagee
           -------                       ------------------------     ---------

     Borrower Locations
     ------------------
     5341 Old Redwood Highway
     Petaluma, California 94954

     133 Copeland Street
     Petaluma, California  94952

     1250 North McDowell Blvd.
     Petaluma, California  94954

     Bailee Locations
     ----------------

     Adobe Creek Storage                 Same                            N/A
     3800 Lakeville Highway
     Petaluma, California  94954

     American Natural Soy                Same                            N/A
     1510 South 2nd Street
     Cherokee, Iowa 51012

     The Barlow Company                  Same                            N/A
     200 Morris Street
     Sebastopol, California 94573

     Blossom Valley Foods                Same                            N/A
     20 Casey Street
     Gilroy, California 95020

     Specialty Distributing              Same                            N/A
     207 Tobin Crescent
     Saskatoon, Canada

     Catania-Spagna Corp.                Same                            N/A
     1 Nemco Way
     Ayer, Ma  01432

     Custom Park                         Same                            N/A
     620 Spring Street
     North Dighton, Massachusetts
     02764

     Cotati Egg Farm                     Same                            N/A
     441 Houser Street
     Cotati, California  94931

     Follmer Development Co.             Same                            N/A
     850 Tourmaline Drive
     Newbury Park, California  91320

     Interpac Technologies, Inc.         Same                            N/A
     260 Pioneer Avenue North
     Woodland, California 95776

     Liberty Vegetable Oil               Same                            N/A
     15306 So. Carmenita Road
     Santa Fe Springs, California
     90670

     Manzana Products                    Same                            N/A
     9141 Green Valley Road
     Sebastopol, California 95473

     Partners Mira Loma Old Storage      Same                            N/A
     4705 Brook Hollow Circle
     Mira Loma, California  92509

     Q & B Foods                         Same                            N/A
     15547 First Street
     Irwindale, California 91706

     Robinson Pharma                     Same                            N/A
     3330 S. Harbor Boulevard
     Santa Ana, California 92704

     Swiss Caps                          Same                            N/A
     14193 S.W. 119th Avenue
     Miami, Florida  33186

           Address                       Owner/Lessor of Location     Mortgagee
           -------                       ------------------------     ---------


     U.S. Cold Storage                   Same                            N/A
     33400 Dowe Avenue
     Union City, California  94587

     Terminal Freezers                   Same                            N/A
     908 East 3rd Street
     Oxnard, California  93030

     Triple H Food Processors            Same                            N/A
     5821 Wilderness Avenue
     Riverside, California  92504

     Wilbur-Ellis Seed Storage           Same                            N/A
     10660 Houston Avenue
     Hanford, California 93230



                                    Schedule 1.42
                                    -------------

                               Permitted Indebtedness



-------------------- --------------  -------------- ----------------- -------------
    Creditor          Original Amt.  Maturity Date   Monthly Payment   Collateral
-------------------- --------------- -------------- ----------------- -------------
John R. Battendieri   $  102,243.47     10/01/04       $2,170.35 (a)          None
-------------------- --------------- -------------- ----------------- -------------
Joseph J. Stern       $  110,423.32     10/10/04       $2,343.99 (a)          None
-------------------- --------------- -------------- ----------------- -------------
                                                                        Term Life
Debora B. Phillips    $1,621,716.00     03/20/04       $  15,625 (b)   Ins. Policy
-------------------- --------------- -------------- ----------------- -------------
Debora B. Phillips    $  613,284.00     02/31/11                None          None
-------------------- --------------- -------------- ----------------- -------------
Steven Reedy          $  265,000.00     10/06/05       $4,259.04 (a)          None
-------------------- --------------- -------------- ----------------- -------------


(a) Includes amounts representing interest
(b) Ms. Phillips retains the unilateral right to return to monthly principal payments of $31,250 upon 60 days prior written notice to the Company.


                                 Schedule 1.44
                                 -------------

                                Permitted Liens



---------------- ------------- ---------- ----------- --------------------
   Creditor         Original    Maturity    Monthly         Collateral
                      Amt.        Date      Payment*
---------------- ------------- ---------- ----------- --------------------
Nitsuko America   $ 52,442.85   09/10/04   $1,139.64     Telephone System
---------------- ------------- ---------- ----------- --------------------
Conseco Finance   $110,423.32   09/06/04   $  274.80     Voicemail System
---------------- ------------- ---------- ----------- --------------------
                                                               2 Red Lion
SFC Capital       $ 74,712.50   09/27/05   $1,718.00     Expeller Presses
---------------- ------------- ---------- ----------- --------------------
                                                       Nitrogen Injection
GE Capital        $ 27,120.00   06/15/04   $1,020.04               System
---------------- ------------- ---------- ----------- --------------------
Raymond Leasing
Corp.             $ 25,262.50   12/03/04   $  781.10             Forklift
---------------- ------------- ---------- ----------- --------------------

(*) Includes amounts representing interest